As filed with the Securities and Exchange Commission on June 1, 2018

File No. 333-222466

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 5

TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NET ELEMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	90-1025599
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3363 NE 163rd St., Suite 705
North Miami Beach, Florida 33160
(305) 507-8808

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan New

Chief Financial Officer

Net Element, Inc.
3363 NE 163rd St., Suite 705
North Miami Beach, Florida 33160
(305) 507-8808

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:

Serge Pavluk, Esq.

Snell & Wilmer L.L.P.

350 South Grand Avenue, 31st Floor

Los Angeles, California 90071-3406

Telephone: (213) 929-2500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
		(Do not check if a smaller reporting company)	Emerging growth company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(4)	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	350,553	$6.89	$2,415,310.17	$300.71
Common Stock underlying Purchase Warrants(2)	404,676	$6.89	$2,788,217.64	$347.13
Common Stock underlying Pre-Funded Warrants(3)	323,907	$6.89	$2,231,719.23	$277.85
Total	1,079,136		$7,435,247.04	$925.69	(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the common stock on the NASDAQ Capital Market on May 31, 2018.

(2)	Represents shares of Common Stock, par value $0.0001 per share, issuable upon the exercise of five-year warrants at an exercise price of $11.12 per share (the “Purchase Warrants”).
(3)	Represents shares of Common Stock, par value $0.0001 per share, issuable upon the exercise of five-year pre-paid warrants at an exercise price of $0.01 per share (the “Pre-Funded Warrants”).
(4)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any indeterminate number of additional shares of common stock issuable upon stock splits, stock dividends, dividends or other distributions, recapitalizations or similar events with respect to the shares of common stock being registered pursuant to this registration statement.
(5)	$1,801.67 of the filing fee was previously paid by the Registrant on January 8, 2018 in connection with the filing of Registrant’s registration statement on Form S-3 (File No. 333-222466), which is amended hereby.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission (the “Commission”), acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling stockholder is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 1, 2018

PRELIMINARY PROSPECTUS

NET ELEMENT, INC.

1,079,136 Shares

Common Stock

This prospectus relates to the sale of up to 1,079,136 shares of common stock of Net Element, Inc., a Delaware corporation (“us”, “we”, “our”, “Net Element”, or the “Company”), by Esousa Holdings LLC, a New York limited liability company. Esousa Holdings LLC is also referred to in this prospectus as the selling stockholder.

Such shares include (i) 350,553 shares of common stock of the Company issued on December 29, 2017 (the “Purchase Shares”), (ii) 404,676 shares of common stock of the Company issuable upon the valid exercise of five-year warrants at an exercise price of $11.12 per share (the “Purchase Warrant Shares”), and (iii) 323,907 shares of common stock of the Company issuable on the valid exercise of five-year pre-paid warrants at an exercise price of $0.01 per share (the “Pre-Funded Warrant Shares”). The Purchase Shares, Purchase Warrant Shares and the Pre-Funded Warrant Shares are referred to collectively as the “Shares.”

The prices at which the selling stockholder may sell the Shares will be determined by the prevailing market price for the Shares or in negotiated transactions or through other means described in the section entitled "Plan of Distribution" or a supplement to this prospectus. The selling stockholder may also sell the shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus. We will not receive proceeds from the sale of the Shares by the selling stockholder. However, we may receive proceeds from the exercise of the five-year warrants at an exercise price of $11.12 per share (the “Purchase Warrants”) and the five-year pre-paid warrants at an exercise price of $0.01 per share (the “Pre-Funded Warrants;” together with the Purchase Warrants, the “Warrants”) held by the selling stockholder when exercised, which, if exercised in cash at the current applicable exercise price with respect to all of the Warrants, would result in gross proceeds to the Company of $4,503,236.19. We will pay the expenses of registering the Shares, but all selling and other expenses incurred by the selling stockholder will be paid by the selling stockholder.

We are registering the offer and sale of the Shares pursuant to certain registration rights granted to the selling stockholder for the continuous resale at market by the selling stockholder. The registration of the Shares does not necessarily mean that any of the Shares will be offered or sold by the selling stockholder. The timing and amount of any sale is within the sole discretion of the selling stockholder.

Our common stock is listed on the Nasdaq Capital Market under the ticker symbol “NETE.” On May 31, 2018, the last reported sale price per share of our common stock was $6.71 per share.

You should read this prospectus and any prospectus supplement, together with additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 1, 2018

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to the offering of our common stock by the selling stockholder. No one has been authorized to provide you with information that is different from that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained in the prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider the more detailed information in the prospectus, including “Risk Factors” and the financial statements and related notes. Unless we specify otherwise, all references in this prospectus to “Net Element,” “we,” “our,” “us” and “our company” refer to NET ELEMENT, INC.

Unless otherwise indicated all historical and pro forma common stock and per share data in this prospectus have been retroactively restated to the earliest period presented to account for the 1-for-10 reverse stock split that became effective on October 5, 2017.

Information About the Company

Background and Business

Company Overview

Net Element is a global financial technology and value-added solutions group that supports companies in accepting electronic payments in an omni-channel environment that spans across point-of-sale (“POS”), e-commerce and mobile devices. The Company operates in three segments as a provider of North America Transaction Solutions, Mobile Payment Solutions and Online Payment Solutions.

We enable merchants of all sizes to accept and process over 100 different payment options in more than 40 currencies, including credit, debit and prepaid payments. We also provide merchants with value-added services and technologies including integrated payment technologies, POS solutions, security solutions, fraud management, information solutions and analytical tools.

We provide a range of solutions to our clients across the value chain of commerce-enabling services and technologies. We create our value-added solutions from a suite of proprietary technology products which includes cloud-based applications, processing services, security offerings, and customer support programs that we configure to meet our clients’ individual needs.

We provide additional services including:

•	POS solutions and other adjacent business services throughout the United States provided by TOT Payments doing business as Unified Payments;

•	Proprietary cloud-based POS platform for the hospitality industry and small to medium sized businesses (“SMB”) merchants through Aptito and Restoactive;

•	Proprietary integrated, global e-commerce and mobile payments processing platform and fraud management system through PayOnline;

•	Integrated payment processing solutions to the travel industry, which includes integrations with various Global Distribution Systems (“GDS”) such as Amadeus®, Galileo®, Sabre®, additional geo filters and passenger name record (PNR) through Pay-Travel service offered by PayOnline;

•	PayNet Solutions – universal payment platform provided by PayOnline (software-as-a-service (“SaaS”) and White Label models). Providing an opportunity for top clients of PayOnline to develop their own independent business solutions.

•	Direct-carrier, mobile operator solutions for small ticket content providers and merchants throughout selected international markets provided by Digital Provider.

We have operations and offices located within the United States (“U.S.”) (domestic) and outside of the U.S. (international) where sales, customer service and/or administrative personnel are based. Through U.S. based subsidiaries, we generate revenues from transactional services, valued-added payment services and technologies for SMBs. Through wholly owned subsidiaries, we operate internationally with a focus on transactional services, mobile payment transactions, online payment transactions, value-added payment services and technologies in selected international markets.

1

Our business is characterized by transaction related fees, multi-year contracts, and a diverse client base which allows us to grow alongside our clients. Our multi-year contracts allow us to achieve a high level of recurring revenues. While the contracts typically do not specify fixed revenues to be realized thereunder, they do provide a framework for revenues to be generated based on volume of services provided during the contract’s term.

In August 2017, we substantially reorganized the business of Digital Provider and consolidated its operations into PayOnline and TOT Group Russia. We currently are not generating revenues from new content, and we continue to explore partnership opportunities that can monetize our relationships and contracts with mobile operators.

Our Corporate Organization

Our Company was formed in 2010 and incorporated as a Cayman Islands exempted company with limited liability under the name Cazador Acquisition Corporation Ltd. (“Cazador”). Cazador was a blank check company incorporated for the purpose of effecting a merger; share capital exchange; asset acquisition; share purchase; reorganization or similar business combination with one or more operating businesses or assets. In 2012, Cazador completed a merger (the “Merger”) with Net Element, Inc., a Delaware corporation (“Pre-Merger Net Element”), which was a company with businesses in the online media and mobile commerce payment processing markets. Immediately prior to the effectiveness of the Merger, the Company (then known as Cazador) changed its jurisdiction of incorporation by discontinuing as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. Effective upon consummation of the Merger, (i) Pre-Merger Net Element was merged with and into the Company, resulting in Pre-Merger Net Element ceasing to exist and the Company continuing as the surviving company in the Merger, and (ii) the Company changed its name to Net Element International, Inc. In 2013, the Company divested its non-core entertainment assets. In December 2013, the Company changed its name to Net Element, Inc. We entered the mobile payments business through the launch of Tot Money (renamed Digital Provider in 2015) in Russia in 2012. We entered the financial technology and value-added transactional service business through the acquisitions of Unified Payments in April 2013 and Aptito in June 2013. We entered the online payment business with our acquisition of PayOnline in May 2015.

Additional Information

Our principal office is located at 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160, and our main telephone number is (305) 507-8808. Our website address is www.netelement.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

The Offering

Common stock being offered by the selling stockholder	Up to 1,079,136 Shares, including 350,553 Purchase Shares, 404,676 Purchase Warrant Shares, and 323,907 Pre-Funded Warrant Shares.

Common stock outstanding	3,862,352 (as of June 1, 2018)

Use of proceeds	The selling stockholder will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares by the selling stockholder. We will, however, receive the exercise price of the Purchase Warrants (with the exercise price of $11.12 per share) and the Pre-Funded Warrants (with the exercise price of $0.01 per share) held by the selling stockholder if and when exercised by the selling stockholder exercised in cash, which, if exercised in cash at the current applicable exercise price with respect to all of the Warrants, would result in gross proceeds to the Company of $4,503,236.19.

Nasdaq Capital Market Symbol	NETE

Risk Factors	Investing in our securities involves a high degree of risk. You should carefully review and consider the “Risk Factors” section of this prospectus for a discussion of factors to consider before deciding to invest in shares of our common stock.

2

Recent Events

Development of the Company’s anticipated blockchain technology solutions

We believe that one of the key roles of the blockchain ecosystem in the commerce environment is to facilitate transactions and serve as a frictionless and secure payment platform with an ability to encourage innovation through value-added services introduced on the platform and cater to both merchants and their customers.

We are developing a decentralized crypto-based ecosystem to act as a framework for a number of value-added services that can connect merchants and consumers directly utilizing blockchain technology while increasing the economic efficiency of all transactions being made within the ecosystem. Specifically, we launched a platform called Netevia that delivers end-to-end payment processing through easy-to-use APIs and complements the Company’s ability to perform in a multi-channel environment, including point-of-sale (POS), e-commerce, mobile devices and will enable the Company to perform in decentralized blockchain technology solutions. The Company is working to implement additional features on the platform, which will include default value-added modules, such as payments platform technology solution, peer-to-peer interface solution and blockchain rewards system solution. We expect that the users of our blockchain based payments solution, when such solution is fully implemented, will be able to make payments by using payments options of their preference: fiat money, mainstream and alternative cryptocurrencies. The main function of the blockchain based payments solution is to provide the “one-click” payment technology solution with minimum transaction costs and maximum comfort for the users. We expect that such function will be complementary to our current platform which supports multiple payment methods internationally. We also expect that the peer-to-peer module will allow participants to transact directly using blockchain technology and support conversion and transmittal of multiple payment methods including traditional payment methods, mainstream and alternative cryptocurrencies, and the rewards system that will reward users for active use of the ecosystem and contributions into its development.

In providing such blockchain technology solutions, we will not be holding any deposits, nor trade in, digital assets. We are committed to comply with the government regulations applicable to our blockchain technology solutions.

In December of 2017, we partnered with Bunker Capital to develop and deploy such blockchain technology-based solutions. Pursuant to a letter of intent between the Company and Bunker Capital, Bunker Capital was going to assist the Company with its development of the blockchain technology, connection and the development of smart contracts, suitable models, and implementation of an initial coin offering. As of the date of filing of this registration statement, the Company has been focused on the development of the blockchain technology solutions and has not made any commitment related to any digital securities offering and/or an initial coin offering should the Company decide to pursue such an offering. As of the date of filing of this registration statement, Bunker Capital has not performed for the Company any services related to any digital securities offering and/or an initial coin offering. As per the letter of intent, the Company made a prepayment to Bunker Capital in the form of 19,000 shares of Company’s common stock. The Company and the technical and business team of Bunker Capital had several strategy planning meetings to discuss the architecture of the ecosystem and related intellectual property matters. On February 26, 2018, the Company terminated the relationship with Bunker Capital as the parties did not reach a definitive agreement. As part of such termination, the Company asked Bunker Capital to return such shares of the Company’s common stock. At this time, the Company does not know whether and how many shares will be returned. The Company continues to work on the business plan and technology schematics for such blockchain technology-based solution as part of its Netevia platform utilizing its internal team of software engineers while continuing to assess the technical resources required to implement the Company’s strategic initiatives in this regard.

3

When such blockchain technology solutions are fully implemented, we expect that our core business, a technology and value-added solutions that support electronic payments acceptance in an multi-channel environment including point-of-sale (POS), e-commerce and mobile devices will be complimented by such blockchain ecosystem.

In addition to the blockchain based ecosystem, we are working to identify and invest into unique projects which decentralize and disrupt the transaction processing industry by combining blockchain technology and real world applications and, accordingly, we may determine in the future to pursue or develop such other projects. Specifically, our framework includes identifying and investing in companies that will be able to add value in the ecosystem that we serve, particular address the following criteria:

•	Differentiation point
•	Distribution / Market penetration
•	Value-added technology or service

Even though, we do not look to invest into start-ups or projects that do not have a defined market penetration strategy, we will consider investing into technologies that fit into our ecosystem. The Company does not intend to make any minority investments, but rather we intent to hold majority positions and full operational control over any investments we make. The Company does not have plans to hold or trade digital assets or cryptocurrencies at this time.

On February 7, 2018, Net Element launched future-ready multi-channel payments platform, Netevia. Connecting and simplifying payments across sales channels through a single integration point, Netevia delivers end-to-end payment processing though easy-to-use APIs. This model complements Net Element’s ability to perform in a multi-channel environment, including point-of-sale (POS), e-commerce, mobile devices and will when such blockchain technology solutions are fully implemented enable the Company to perform in blockchain technology solutions.

Netevia will form part of the recently announced decentralized blockchain technology solutions that enable an unlimited number of value-added services to connect merchants and consumers via blockchain technology, while increasing economic efficiency of all transactions made within the ecosystem. The first implementation of the ecosystem will be deployed on the public Ethereum or similar blockchain and adhere to the ERC20 protocol. The Company is evaluating and testing several blockchain platforms at this time and will make an announcement when it selects a preferred platform (see additional discussion of the timeline on page 6).

The Company currently is not developing its own tokens due to evolving and not yet clear regulatory landscape with respect to digital assets. Should such regulatory landscape become clear and certain, the Company may then consider if it will develop any of its own digital assets. Should such decision be made in the future, the Company intends that any such development will be in compliance with applicable laws and regulations.

Retailers and services providers are struggling with inefficient and costly payment mechanisms, which have not kept pace with global commerce and remain to be flat. Netevia’s blockchain solution code named “VIA Protocol” under development, is intended to solve this problem by utilizing smart contract architecture and a value transfer protocol, which enable new billing methodologies over the blockchain as well as create dynamic services offerings such as rewards, loyalty and one-click payments. In addition, VIA Protocol will enable use of cryptocurrency as a payment method in a multi-channel commerce and significantly increase the total volume of payments transacted utilizing blockchain technology.

VIA Protocol will be a comprehensive solution which offers robust payment mechanism far more credible, efficient, flexible, cost-effective, and scalable than current implementations. Unlike today’s payment methods, which include main stream and alternative payment methods, VIA Protocol is being designed utilizing best standards of existing blockchain protocols such as BIP-70, as well as extending their functionality with standards of fiat payment methods such as Level 3 transactional data, specifically to overcome existing multi-channel payment problems and offer a set of tools developed to facilitate onboarding processes for both merchants and customers. In addition, VIA Protocol will increase economic efficiency, reduce friction, and minimize risks by removing intermediaries such as credit card companies, charging excessive fees such as interchange.

4

To make instant payment acceptance available to our merchants at the point of sale from variety of blockchain wallets we are required to offer real-time exchange of cryptocurrency into fiat. To facilitate this process, Netevia will be integrated into cryptocurrency facilitators that are able to offer reliable solution. The Company will utilize only properly registered facilitators. VIA Protocol will provide technological solutions to support payment acceptance in mainstream cryptocurrencies, which include Bitcoin, Ethereum and Litecoin, as well as alternative cryptocurrencies such as Dash and Ripple.

VIA Protocol will be built around smart contracts that govern transaction behavior. It can be set as a simple single transaction, a complex transaction that includes, among others, recurring payments, pay-per-use payments, split payments, exchange rate corrections or a combination of the above. Businesses may use VIA Protocol’s payment mechanism as is or modify and/or create new ones to fit their needs using Netevia’s user-friendly developer center.

The solutions offered by VIA Protocol will create business opportunities for external third party companies that can build additional value-added services on top of the VIA Protocol and contribute to the Netevia ecosystem. These companies include, but are not limited to, credit network companies, mobile network operators, rewards networks, content providers, billing companies, merchant cash advance providers, supply-chain managers, social media, and others.

VIA Protocol will be promoted through partnerships with merchants and independent sales groups, by encouraging them to adopt Netevia ecosystem from the onset. Through system integrators and developers, VIA Protocol will plug into industries throughout numerous markets. With new features to be implemented on the platform, Netevia plans to disrupt everyday commerce.

First value-added application will be based on multi-channel loyalty / rewards system and will reward customers for making purchases using cryptocurrencies or other payment methods at the point of sale. Netevia will introduce a point reward system available for both merchants and its customers.

Our core principals are to provide transparency for payments management, financial management, code management and business practices for merchants, we will strive to maintain high standard for honesty, ethical business conduct and compliance with applicable laws, rules, and regulations for the users.

We estimate that the initial phase costs of the project will be approximately $500,000. The Company began its development and has already launched first part of the Netevia project as noted in the press release dated February 7, 2018. Scope of the initial phase:

•	Use of Ethereum or any other platform to develop reliable blockchain ecosystem
•	Preparation of standard API for payment flow. Authorization/Capture/Hold/Void/Refund/Add tips (integration with the cryptocurrency facilitator such as blockpay.ch or others that are able to offer reliable solution)
•	Use of smart contract technology as part of the API available to developers
•	Addition of conversion tool for initial payment acceptance (economic model to charge discount rate to merchants)
•	Evaluate mechanism to issue refunds/holds
•	Settlement mechanism and process
•	Wallet apps for users
•	Integrations into POS systems
•	Introduction of VIA Protocol

The Company intends to continue launching services in phases: (1) the first phase was the introduction of Netevia as a framework for developers and integration tools; (2) the second phase will include the addition of cryptocurrency as a form of payment; and (3) the follow-up phases will include implementation of decentralized blockchain ecosystem and additional functionalities and value-added services. The second phase has begun by the Company evaluating and testing several blockchain platforms for the project. After such testing and evaluation is completed and the platform is chosen, the planning, coding and testing stage will begin. The Company currently anticipates the end of the 3rd quarter of 2018 to complete such second phase and launch. We estimate that the costs of the remainder of the project to develop the system and deploy our blockchain solutions will be approximately $800,000.

While the Company expects that funding of the project will be from current funds held by the Company, which is sufficiently funded to absorb such costs, the Company has yet to approximate its capital needs and might require additional capital to fully utilize its business plan on a go forward basis as the Company develops and deploys the ecosystem, cost of development of the ecosystem, value-added solutions as well as deployment and distribution costs.

5

Our core principals are to provide transparency for payments management, financial management, code management and business practices for merchants, we will strive to maintain high standard for honesty, ethical business conduct and compliance with applicable laws, rules, and regulations for the users.

Private Placement of Common Stock and Warrants

On December 29, 2017, we entered into, and consummated the transactions contemplated by, a Unit Purchase Agreement (the “Purchase Agreement”) with Esousa Holdings LLC (“Esousa”). Pursuant to the Purchase Agreement, on December 29, 2017 (the “Closing Date”), the Company sold to Esousa (the “Private Placement”) (i) an aggregate of 350,553 shares of Company common stock, par value $0.0001, at a purchase price of $11.12 per share (i.e., a price equal to the Company’s consolidated closing bid price per share as reported by the Nasdaq Capital Market); (ii) an aggregate of 404,676 five-year warrants to purchase shares of Company common stock (the “Purchase Warrants”) at a purchase price of $0.125 per share and exercise price of $11.12 per share; and (iii) an aggregate of 323,907 five-year pre-paid warrants to purchase shares of Company common stock (the “Pre-Funded Warrants”) with exercise price of $0.01 per share (collectively, the “Securities”). The aggregate purchase price for the Securities was $7,550,585.

The Company will not issue any shares of our common stock under the Purchase Agreement, nor shall the Purchase Warrant and/or the Pre-Funded Warrant be exercisable, if such shares proposed to be issued and sold (including the shares issuable upon exercise of the Purchase Warrants and/or the Pre-Funded Warrants), when aggregated with all other shares of the Company common stock then owned beneficially (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder) by Esousa and its affiliates would result in the beneficial ownership by Esousa and its affiliates of more than 9.99% of the then issued and outstanding shares of the Company common stock. Subject to certain exclusions, the Purchase Agreement contains certain restrictions on future equity fundings, including issuances without Esousa’s consent of any securities convertible into the Company’s common until 30 days after the resale registration statement for the Securities purchased by Esousa has been declared effective by the Securities and Exchange Commission (the “SEC”) and any floating conversion rate or variable priced securities convertible into the Company’s common stock until six months after such registration statement has been declared effective by the SEC.

Esousa represented to the Company in the Purchase Agreement that neither it nor any of its agents, representatives and affiliates engaged prior to the Closing Date in any direct or indirect short-selling or hedging of the Company’s common stock.

 As contemplated by the Purchase Agreement, on the Closing Date, the Company entered into a registration rights agreement with Esousa (the “Registration Rights Agreement”). The Registration Rights Agreement (i) required the Company to file within 21 days of the Closing Date (the “Filing Deadline”) a registration statement for the Securities purchased by Esousa in the Private Placement and (ii) granted certain piggyback rights thereunder. The Registration Rights Agreement requires the Company to and to use its commercially reasonable efforts to cause the Registration Statement to become effective as promptly thereafter as practicable but in any event not later than 90 days after the Closing Date (the “Effectiveness Deadline”). If the Company fails to meet the Filing Deadline or the Effectiveness Deadline, subject to certain terms provided for in the Registration Rights Agreement, the Company will be required to pay liquidated damages to Esousa. The Registration Rights Agreement provides for customary indemnification and contribution provisions. In the event Esousa no longer holds “Registrable Securities,” as defined in the Registration Rights Agreements or when the Registrable Securities may be resold by Esousa pursuant to Rule 144 promulgated under the 1933 Act, the Company may not be obligated to cause the declaration of effectiveness of the Registration Statement by the SEC.

Pursuant to the Purchase Agreement and the Registration Rights Agreement, we are registering 1,079,136 shares of our common stock under the Securities Act, which includes the shares of common stock issuable upon exercise of the Purchase Warrants and the Pre-Funded Warrants. All 1,079,136 shares of common stock are being offered pursuant to this prospectus.

6

RISK FACTORS

You should carefully consider the following information about risks, as well as those risk factors set forth in our most recent Annual Report on Form 10-K on file with the Commission, which are incorporated by reference in this prospectus, together with the other information contained in this prospectus, before making an investment in our common stock. If any of the circumstances or events described below actually arises or occurs, our business, results of operations, cash flows and financial condition could be harmed. In any such case, the market price of our common stock could decline, and you may lose all or part of your investment.

Additional Risks Relating to the Private Placement

We may be obligated to pay liquidated damages if we fail to obtain and maintain effectiveness of a registration statement under the Registration Rights Agreement.

We have granted the selling stockholder resale registration rights pursuant to the terms of the Registration Rights Agreement. If a registration statement is not filed before the Filing Deadline or declared effective by the SEC before the Effectiveness Deadline, or if the registration statement thereafter becomes ineffective or the selling shareholder is unable to register the Shares thereunder for a certain period of time, the Company will be obligated to pay to the selling shareholder, as liquidated damages, an amount in cash or shares of our common stock equal to one percent (1%) of the selling shareholder’s total paid purchase price for the Securities pursuant to the Purchase Agreement.

The sale of a substantial amount of our common stock, including resale of the shares of common stock issuable upon the exercise of Warrants acquired in the Private Placement, in the public market after this offering could adversely affect the prevailing market price of our common stock and cause stockholders to experience dilution.

We have outstanding an aggregate of 3,862,352 shares of our common stock as of June 1, 2018. The Warrants are exercisable for an aggregate of 728,583 shares of common stock, subject to adjustment as provided in the Warrants, in addition to 350,553 shares of common stock being offered pursuant to this prospectus. The Warrants are exercisable at any time. Pursuant to the registration rights granted in the Private Placement, we agreed to register the resale by the selling stockholder named herein of the 350,553 shares of common stock being offered pursuant to this prospectus and the 728,583 shares of our common stock issuable upon exercise of the Warrants. Upon such registration, these registered shares will become generally available for immediate resale. Sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock, and the market value of our other securities, and could result in dilution to shareholders who hold our common stock. In addition, we may issue additional shares of common stock or other equity or debt securities convertible into our common stock in connection with a future financing, acquisition, employee arrangements or otherwise. Any such issuance could result in substantial dilution to our stockholders and could cause our stock price to decline. A substantial number of shares of common stock are being offered by this prospectus, and we cannot predict if and when the selling stockholder may sell such shares in the public markets. We have also registered the offer and sale of all shares of common stock that we may issue under our equity compensation plan. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

Additional Risks Relating to Blockchain Technology

Regulatory authorities may never permit our anticipated blockchain technology solutions to become operational and/or the Company may not successfully develop, market and launch our anticipated blockchain technology solutions that satisfy the complex regulatory requirements .

There are significant legal and regulatory considerations that will need to be addressed in order to develop and maintain our anticipated blockchain technology solutions and obtain and maintain relationship with cryptocurrency facilitator(s) offering and providing real-time exchange of cryptocurrency into fiat in compliance with applicable laws and regulations, and addressing such considerations will require significant time and resources.

7

The Company will be dependent on cryptocurrency facilitator(s) offering and providing real-time exchange of cryptocurrency into fiat in order for our anticipated blockchain technology solution(s) to allow instant payment acceptance available to our merchants at the point of sale from blockchain wallets. There can be no assurance that the Company will be able to contract and maintain relationship with such cryptocurrency facilitator(s) that satisfies the complex regulatory requirements applicable to SEC-registered exchanges and/or permitted alternative trading systems and/or broker deal under the Securities Exchange Act of 1934, as amended.

If the Company is not successful in its efforts to develop blockchain technology solutions that are compliant with all regulatory and legal requirements, it may be impermissible to launch the blockchain technology solutions.

There can be no assurance that the Company will be able to develop blockchain technology solutions that achieve the Company’s goals and/or are compliant with all regulatory and legal requirements. As a result, or if the launch of our anticipated blockchain technology solution(s) does not occur, our business, financial condition and results of operations could be harmed. In addition, any failure of cryptocurrency facilitator(s) that we may utilize for providing real-time exchange of cryptocurrency into fiat in order for our anticipated blockchain technology solution(s) to allow instant payment acceptance available to our merchants at the point of sale from blockchain wallets to comply with all applicable rules and regulations could have a material adverse effect on the Company’s operations and financial conditions.

In addition, assuming that we are able to develop our anticipated blockchain technology solutions, numerous regulatory authorities could prevent such solutions from ever becoming operational.  The regulatory landscape that we expect to navigate in order to achieve an operational blockchain technology solution is complex, and we may never be able to do so successfully.  Any such regulatory issues could negatively impact our business, financial condition and results of operations.

Risks of unfavorable regulatory action in one or more jurisdictions.

Blockchain technologies and cryptocurrencies have been the subject of scrutiny by various regulatory bodies around the world. The Company could be impacted by one or more regulatory inquiries or actions, including but not limited to restrictions on the use of blockchain technology, which could impede or limit the development of our anticipated blockchain technology solutions.

The regulatory regime governing blockchain technologies, cryptocurrencies, digital assets, blockchain technology solutions is uncertain, and new regulations or policies may materially adversely affect the development and the value of our anticipated blockchain technology solution(s).

Regulation of governing blockchain technologies, cryptocurrencies, digital assets, blockchain technology solutions is currently undeveloped and likely to rapidly evolve as government agencies take greater interest in them, varies significantly among international, federal, state and local jurisdictions and is subject to significant uncertainty. Various legislative and executive bodies in the United States and in other countries may in the future adopt laws, regulations, or guidance, or take other actions, which may impact the functionality, operations or permissibility of our anticipated blockchain technology solution(s), if developed, and, in each case, the technology behind them.  Failure by the Company to comply with any laws, rules and regulations, some of which may not exist yet or that are subject to interpretations that may be subject to change, could result in a variety of adverse consequences, including civil penalties and fines.

8

Cryptocurrency networks, distributed ledger technologies also face an uncertain regulatory landscape in many foreign jurisdictions.  Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that could affect our anticipated blockchain technology solution(s), if developed.  Such laws, regulations or directives may conflict with those of the United States or may directly and negatively impact the Company’s business, financial condition and results of operations.  The effect of any future regulatory change is impossible to predict, but such change could be substantial and materially adverse to the development, launching and/or operation of our anticipated blockchain technology solution(s) and the financial performance of the Company.

The Company may not successfully develop, market and launch our anticipated blockchain technology solutions.

The Company may, but is not obligated to, use the proceeds of this Offering (subject to the Company’s other obligations described under “Use of Proceeds”) to make significant investments to develop and launch a viable blockchain technology solutions. The Company may not have or may not be able to obtain the technical skills, expertise or regulatory approvals needed to successfully develop our anticipated blockchain technology solutions and progress them to a successful launch. While the Company has sought to retain and continue to competitively recruit experts, there may, from time to time, be a general scarcity of management, technical, scientific, research and marketing personnel with appropriate training to develop and maintain our anticipated blockchain technology solutions.

There is no assurance that the Company will be successful in its efforts to develop blockchain technology solutions that demonstrate to users the utility and value of the such blockchain technology solutions or that there will be sufficient demand for such solutions for the launch of the blockchain technology solutions to be commercially viable.

As a result, or if the launch of our anticipated blockchain technology solution(s) does not occur, our business, financial condition and results of operations could be harmed.

The popularity of cryptocurrencies as a payment method may not successfully develop or may decrease in the future, which could have a material impact on the cryptocurrency industry and the Company’s operations and financial conditions.

Our anticipated blockchain technology solutions are being developed to offer financial technology to allow instant payment acceptance to merchants at the point of sale from blockchain wallets using cryptocurrencies and blockchain technology. While in recent years, cryptocurrencies have become more widely accepted among investors and financial institutions, cryptocurrencies have been also faced increasingly complex legal and regulatory challenges and, to date, have not benefited from widespread adoption by governments, central banks or established financial institutions. Any significant decrease in the acceptance or popularity of cryptocurrency as a payment method may have a material impact on the Company’s operations and financial conditions.

9

Competitive risks and alternative platforms.

Blockchain industry is highly competitive, and should intensify in the future. There are many platforms that enable the use of blockchain technologies in the payments ecosystem. Additional competitors are likely to enter the industry in the future. There is also competition from the traditional payment networks, all of which could potentially negatively impact the Company.

We may not be able to develop new products or enhance the capabilities related to blockchain technology that is being developed by the Company to keep pace with our industry’s rapidly changing technology and customer requirements.

The industry for blockchain technology is characterized by rapid technological changes, new product introductions, enhancements, and evolving industry standards. Our business prospects depend on our ability to develop new products and applications for our technology in new markets that develop as a result of technological and scientific advances, while improving performance and cost-effectiveness. New technologies, techniques or products could emerge that might offer better combinations of price and performance than the blockchain technology solutions that are being developed by the Company. It is important that we anticipate changes in technology and market demand. If we do not successfully innovate and introduce new technology into our anticipated technology solutions or effectively manage the transitions of our technology to new product offerings, our business, financial condition and results of operations could be harmed.

Risks associated with unauthorized access.

Third parties that gains access to a user’s login credentials or private keys may be able to transfer the user’s value. To minimize this risk, the users should guard against unauthorized access to their electronic devices.

Risks that our anticipated blockchain technology solutions, as developed, will not meet the expectations of its target audience.

Our anticipated blockchain technology solutions are presently under development and may undergo significant changes before beta and/or final release. Any expectations regarding the form and functionality of our anticipated blockchain technology solutions may not be met upon release, for any number of reasons including change in the design and implementation plans and execution.

Risks of theft and hacking.

Hackers or other groups or organizations may attempt to interfere with the blockchain technology or the availability of our anticipated blockchain technology solutions in any number of ways, including without limitation denial of service attacks, Sybil attacks, spoofing, smurfing, malware attacks, or consensus based attacks. The Company expects to spend significant resources to consistently penetrate test and monitor its technology to prevent any such threats.

Risk of security weaknesses in the core infrastructure and software.

Some parts of the core software may be based on open-source software. There is a risk that the development team, or other third parties may intentionally or unintentionally introduce weaknesses or bugs into the core infrastructure elements of our anticipated blockchain technology solutions interfering with the use of or causing the loss to the Company.

Risk of weaknesses or exploitable breakthroughs in the field of cryptography.

Advances in cryptography, or technical advances such as the development of quantum computers, could present risks to cryptocurrencies and network, which could result in the theft or loss.

10

We may require additional capital to fully utilize its business plan on a going forward basis as the Company develops and deploys its anticipated blockchain technology solutions and related ecosystem.

While the Company expects that funding of the project will be from current funds held by the Company, which is sufficiently funded to absorb such costs, the Company has yet to approximate its capital needs and might require additional capital to fully utilize its business plan on a go forward basis as the Company develops and deploys the ecosystem, cost of development of the ecosystem, value-added solutions as well as deployment and distribution costs. There is no assurance that the Company will be able to obtain any such additional capital in sufficient amounts or on acceptable terms when needed.

Third party product defects or vulnerabilities.

Where distributed ledger systems are built using third party products, those products may contain technical defects or vulnerabilities beyond the Company’s control. Open-source technologies that are used to build a distributed ledger application, such as Ethereum, may also introduce defects and vulnerabilities interfering with the use of our anticipated blockchain technology solutions or causing the loss to the Company.

Theft, loss or destruction.

Transacting on a distributed ledger depends in part specifically on the use of cryptographic keys that are required to access a user’s account (or “wallet”). The theft, loss or destruction of these keys impairs the value of ownership claims users have over the relevant assets being represented by the ledger (whether “smart contracts,” securities, currency or other digital assets). The theft, loss or destruction of private or public keys needed to transact on a distributed ledger could also adversely affect our anticipated blockchain technology solutions operations if it were dependent on the ledger.

Technological difficulties experienced by our anticipated blockchain technology solutions, if developed, may prevent the use such solution(s) to process cryptocurrency as a form of payment and/or other functionalities and value-added services.

Our anticipated blockchain technology solutions, if developed, will be subject to the risk of technological difficulties that may impact the use such solution(s) to process cryptocurrency as a form of payment and/or other functionalities and value-added services, which include, without limitation, failures of any blockchain on which such solution(s) relies.  The use such solution(s) to process cryptocurrency as a form of payment and/or other functionalities and value-added services will depend on the operation and functionality of the applicable distributed ledger application, such as Ethereum, and if such application were to fail for any reason, the use such solution(s) to process cryptocurrency as a form of payment and/or other functionalities and value-added services could be impossible until such failure was corrected and full functionality were restored and tested.  This could negatively impact our business, financial condition and results of operations.

11

The Company may not successfully develop, market and launch our anticipated blockchain technology solutions.

The Company remains in the preliminary stages of development of our anticipated blockchain technology solutions, and such solution(s) may never be developed. Such development would require significant capital funding, expertise of the Company’s management and time and effort in order to be successful. It is possible that such solution(s) may not ever be released or become operational. There can be no assurance that our anticipated blockchain technology solutions will provide less expensive or more efficient processing of cryptocurrency as a form of payment and/or other functionalities and value-added services than those developed and/or launched by others. The Company may not have or may not be able to obtain the technical skills, expertise or regulatory approvals needed to successfully develop our anticipated blockchain technology solutions and progress it to a successful launch.  While the Company has sought to retain and continue to competitively recruit experts, there may, from time to time, be a general scarcity of management, technical, scientific, research and marketing personnel with appropriate training to develop and maintain our anticipated blockchain technology solutions. In addition, there are significant legal and regulatory considerations that will need to be addressed in order to develop and maintain our anticipated blockchain technology solutions, and addressing such considerations will require significant time and resources.

Our anticipated blockchain technology solutions may not be widely adopted and may have limited users.

It is possible that our anticipated blockchain technology solution(s), if developed, will not be used by a large number of merchants or other users.  In addition, legal and regulatory developments could render our anticipated blockchain technology solution(s), if developed, obsolete or impermissible.  Such a lack of use or interest could negatively impact our business, financial condition and results of operations.

The further development and acceptance of blockchain networks, which are part of a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate.  The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets would have an adverse material effect on the successful development, launch and/or adoption of our anticipated blockchain technology solution(s).

12

The growth of the blockchain industry in general, as well as the blockchain networks on which our anticipated blockchain technology solution(s) will rely, is subject to a high degree of uncertainty.  The factors affecting the further development of the blockchain industry, as well as blockchain networks, include, without limitation:

•	worldwide growth in the adoption and use of blockchain technologies;

•	government and quasi-government regulation of the blockchain industry, cryptocurrencies and other blockchain assets and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;

•	the maintenance and development of the open-source software protocol of blockchain networks;

•	changes in consumer demographics and public tastes and preferences;

•	the availability and popularity of other forms or methods of payment;

•	general economic conditions and the regulatory environment relating to the blockchain industry; and

•	a decline in the popularity of the blockchain industry; and

•	acceptance and use of cryptocurrencies.

The blockchain industry as a whole have been characterized by rapid changes and innovations and are constantly evolving.  Although they have experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of the blockchain industry and blockchain networks may deter or delay the development, launching and/or operation of our anticipated blockchain technology solution(s).

The development and operation of our anticipated blockchain technology solution(s) requires, and any technology solution that may be developed in the future will likely require, technology and intellectual property rights.

The ability of the Company to develop and operate our anticipated blockchain technology solution(s) and any technology solutions that may be developed in the future may depend on technology and intellectual property rights that the Company may license from unaffiliated third parties. If for any reason the Company were to fail to comply with its obligations under the applicable license agreement, or were unable to provide or were to fail to provide the technology and intellectual property that our anticipated blockchain technology solution(s) or any future technology solution requires, they would be unable to operate, which would have a material adverse effect on the Company’s operations and financial conditions.

The Company may face substantial competition from a number of known and unknown competitors as well as the risk that one or more of them may obtain patents or other protections covering technology critical to the operation of our anticipated blockchain technology solution(s), if developed, or any future technology solutions.

The Company believes that a number of organizations are or may be working to develop payment processing or other technology solutions utilizing distributed ledger or blockchain technologies or other novel technologies that may be competitive with its own technology, if developed. Some or all of such organizations may have substantially greater technological expertise, experience with distributed ledger technologies and/or financial resources than the Company has, and many of them are likely to patent technologies that may be competitive with or similar to our anticipated blockchain technology solution(s), if developed. The Company does not have access to detailed information about the technologies these organizations and/or their respective purchasers may be attempting to patent. If one or more other persons, companies or organizations obtains a valid patent covering technology critical to our anticipated blockchain technology solution(s), if developed, the Company might be unable or unwilling to license the technology, and it could become impossible for our anticipated blockchain technology solution(s) to be developed and/or to operate, which could negatively impact our business, financial condition and results of operations.

13

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements.” You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other similar words. These include, but are not limited to, statements relating to our future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. These statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of these factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by these forward-looking statements. In addition to the risk factors described under “Risk Factors” beginning on page 7 of this prospectus, these factors include:

•	the impact of any new or changed laws, regulations, card network rules or other industry standards affecting our business, including the U.S. government decision to impose sanctions or other legal restrictions that may restrict our ability to do business in Russia;
•	the impact of any significant chargeback liability and liability for merchant or customer fraud, which we may not be able to accurately anticipate and/or collect;
•	our ability to secure or successfully migrate merchant portfolios to new bank sponsors if current sponsorships are terminated;
•

whether blockchain technology solutions that are being developed by the Company will be adopted by the Company's merchants and consumers, whether such blockchain technology solutions will be successful, whether the Company will be successful in its endeavors to identify and invest into relevant projects and whether investment into blockchain ecosystem will positively impact the Company;

•	our and our bank sponsors’ ability to adhere to the standards of the Visa® and MasterCard® payment card associations;
•	our reliance on third-party processors and service providers;
•	our dependence on independent sales groups (“ISGs”) that do not serve us exclusively to introduce us to new merchant accounts;
•	our ability to pass along increases in interchange costs and other costs to our merchants;
•	our ability to protect against unauthorized disclosure of merchant and cardholder data, whether through breach of our computer systems or otherwise;
•	the effect of the loss of key personnel on our relationships with ISGs, card associations, bank sponsors and our other service providers;
•	the effects of increased competition, which could adversely impact our financial performance;
•	the impact of any increase in attrition due to an increase in closed merchant accounts and/or a decrease in merchant charge volume that we cannot anticipate or offset with new accounts;
•	the effect of adverse business conditions on our merchants;
•	our ability to adopt technology to meet changing industry and customer needs or trends;

14

•	the impact of any decline in the use of credit cards as a payment mechanism for consumers or adverse developments with respect to the credit card industry in general;
•	the impact of any adverse conditions in industries in which we obtain a substantial amount of our bankcard processing volume;
•	the impact of seasonality on our operating results;
•	the impact of any failure in our systems due to factors beyond our control;
•	the impact of any material breaches in the security of third-party processing systems we use;
•	the impact of any new and potential governmental regulations designed to protect or limit access to consumer information;
•	the impact on our profitability if we are required to pay federal, state or local taxes on transaction processing;
•	the impact on our growth and profitability if the markets for the services that we offer fail to expand or if such markets contract;
•	our ability (or inability) to continue as a going concern;
•	the willingness of the Company’s majority stockholders, and/or other affiliates of the Company, to continue investing in the Company’s business to fund working capital requirements;
•	the Company’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed;
•	the impact on our operating results or liquidity in the event of an unfavorable outcome on legal proceedings and claims which arise in the ordinary course;
•	the impact on our operating results as a result of impairment of our goodwill and intangible assets;
•	our material weaknesses in internal control over financial reporting and our ability to maintain effective controls over financial reporting in the future; and
•	the other factors identified in the “Risk Factors” section of this prospectus.

Forward-looking statements are based on our current expectations about future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these expectations may not be achieved. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform those statements to actual results. In evaluating these statements, you should consider various factors, including the risks outlined in the section entitled “Risk Factors” beginning on page 7 of this prospectus.

15

PRIVATE PLACEMENT OF COMMON STOCK AND WARRANTS

Overview

On December 29, 2017, we entered into, and consummated the transactions contemplated by, a Unit Purchase Agreement (the “Purchase Agreement”) with Esousa Holdings LLC (“Investor” or “Esousa”). Pursuant to the Purchase Agreement, on December 29, 2017 (the “Closing Date”), the Company sold to Investor (the “Private Placement”) (i) an aggregate of 350,553 shares of Company common stock, par value $0.0001, at a purchase price of $11.12 per share (the “Purchase Shares”); (ii) an aggregate of 404,676 five-year warrants to purchase shares of Company common stock (the “Purchase Warrants”) at a purchase price of $0.125 per share and exercise price of $11.12 per share; and (iii) an aggregate of 323,907 five-year pre-paid warrants to purchase shares of Company common stock (the “Pre-Funded Warrants”) with exercise price of $0.01 per share (collectively, the “Securities”). The aggregate purchase price for the Securities was $7,550,585.

As contemplated by the Purchase Agreement, on the Closing Date, the Company entered into a registration rights agreement with Esousa (the “Registration Rights Agreement”). The Registration Rights Agreement (i) required the Company to file within 21 days of the Closing Date (the “Filing Deadline”) a registration statement for the Securities purchased by Esousa in the Private Placement and (ii) granted certain piggyback rights thereunder. The Registration Rights Agreement requires the Company to use its commercially reasonable efforts to cause the Registration Statement to become effective as promptly thereafter as practicable but in any event not later than 90 days after the Closing Date (the “Effectiveness Deadline”). If the Company fails to meet the Filing Deadline or the Effectiveness Deadline, subject to certain terms provided for in the Registration Rights Agreement, the Company will be required to pay liquidated damages to Esousa described below under the caption “Effectiveness of Registration Statement Condition.” The Registration Rights Agreement provides for customary indemnification and contribution provisions. In the event Esousa no longer holds “Registrable Securities,” as defined in the Registration Rights Agreements or when the Registrable Securities may be resold by Esousa pursuant to Rule 144 promulgated under the 1933 Act, the Company may not be obligated to cause the declaration of effectiveness of the Registration Statement by the SEC

Pursuant to the Purchase Agreement and the Registration Rights Agreement, we are registering 1,079,136 shares of our common stock under the Securities Act, which includes the shares of common stock of the Company issuable upon exercise of the Purchase Warrants (the “Purchase Warrant Shares”) and the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”). All 1,079,136 shares of common stock are being offered pursuant to this prospectus.

Purchase of Units

Pursuant to the Purchase Agreement, the Company sold to Investor certain units (the “Units”), with each Unit consisting of one Purchase Share and three-fifths (3/5) of a Purchase Warrant, where each whole Purchase Warrant entitles the holder to purchase one share of common stock of the Company.

Purchase Price

The total purchase price for the Units was $7,550,585, which consisted of (i) $0.125 per Purchase Warrant, and (ii) $11.12 per Purchase Share. The purchase price for the Purchase Shares was calculated using the consolidated closing bid price for the Company’s common stock, as reported by the Nasdaq Capital Market on the Closing Date.

16

Maximum Percentage

The Purchase Agreement provides that the Company shall not issue any shares of common stock thereunder if such issuance, when aggregated with all other shares of common stock of the Company beneficially owned by Investor and its affiliates, would result in a beneficial ownership (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 13d-3 promulgated thereunder) by Investor and its affiliates of more than 9.99% of the then issued and outstanding shares of common stock of the Company (the “Maximum Percentage”).

To the extent that an issuance would cause Investor’s beneficial ownership to exceed the Maximum Percentage, the Purchase Agreement provides that the Company shall, in lieu of issuing such shares, issue warrants to Investor to purchase, at a purchase price of $0.01 per share, the number of shares of common stock that would have caused Investor’s beneficial ownership to exceed the Maximum Percentage (the “Pre-Funded Warrants”).

Pursuant to these terms and the purchase price as described above, the Company sold to Investor an aggregate of (i) 350,553 Purchase Shares; (ii) 404,676 Purchase Warrants; and (iii) 323,907 Pre-Funded Warrants.

Terms of the Warrants

Purchase Warrants

On December 29, 2017 the Company issued to Investor an aggregate of 404,676 Purchase Warrants at a purchase price of $0.125 per share and an exercise price of $11.12 per share. The Purchase Warrants may be exercised at any time through 5:30 P.M., prevailing New York time on December 29, 2022 (the “Expiration Date”). Any portion of the Purchase Warrants not exercised prior to the Expiration Date will be terminated.

The Investor may exercise the Purchase Warrants by delivering to the Company (i) an exercise notice, appropriately completed and duly signed, and (ii) payment of the exercise price in immediately available funds (which may take the form of a “cashless exercise” if so indicated in the exercise notice). The Investor may not exercise or exchange the Purchase Warrants to the extent (but only to the extent) the Investor or any of its affiliates would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act) a number of shares of the Company’s common stock which would exceed 9.99% of the total number of shares issued and outstanding.

Pre-funded Warrants

On December 29, 2017 the Company issued to Investor an aggregate of 323,907 Pre-funded Warrants at an exercise price of $0.01 per share. The Pre-funded Warrants may be exercised at any time through the Expiration Date. Any portion of the Pre-funded Warrants not exercised prior to the Expiration Date will be terminated.

The Investor may exercise the Pre-funded Warrants by delivering to the Company (i) an exercise notice, appropriately completed and duly signed, and (ii) payment of the exercise price in immediately available funds (which may take the form of a “cashless exercise” if so indicated in the exercise notice). The Investor may not exercise or exchange the Pre-funded Warrants to the extent (but only to the extent) the Investor or any of its affiliates would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act) a number of shares of the Company’s common stock which would exceed 9.99% of the total number of shares issued and outstanding.

Representations

The Investor represented to the Company in the Purchase Agreement that it is an institutional “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act. The Investor further represented that neither it nor any of its agents, representatives and affiliates engaged prior to the Closing Date in any direct or indirect short-selling or hedging of the Company’s common stock.

17

Issuance of Additional Securities

Pursuant to the Purchase Agreement, the Company agreed that for the period commencing on the date thereof and ending on the date immediately following the 30th day after the satisfaction of the requirement that a registration statement registering the Securities be declared effective (as set forth on the Buyer Schedule thereto) (the “Restricted Period”), the Company shall not directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), any securities that are convertible into common stock of the Company, any preferred stock or any purchase rights for equity securities of the Company.

Notwithstanding the foregoing, the Company may issue during the Restricted Period the following: (i) issuances pursuant to acquisitions, joint ventures, license arrangements, leasing arrangements and similar transaction arrangements; (ii) equity awards or other compensatory issuances of the Company’s equity securities to the Company’s and its subsidiaries’ employees, independent contractors, consultants, officers and/or directors; or (iii) the exercise of preexisting rights under financing agreements, including issuances pursuant to prior equity lines and warrants or preferred shares currently outstanding, provided, however, that the Company shall not have modified the terms of any financing agreements or warrants to increase the number of securities that are existing or reduce the conversion or exercise price, as applicable, except as provided in such financing agreements or warrants.

The Company further agreed that, without prior consent of the Investor, until the earlier of (A) 6 months after the date on which the registration statement is declared effective or (B) the date on which the Investor has sold or disposed of all Securities, the Company will not issue any floating conversion rate or variable priced securities convertible into common stock of the Company.

Effectiveness of Registration Statement Condition

A registration statement registering the Purchase Shares, the Purchase Warrant Shares, and the Pre-Funded Warrant Shares must be filed and declared effective by the SEC covering the sale by Investor (in accordance with the plan of distribution called for by the Registration Rights Agreement) of the common stock contemplated by, and in the amount of, the Required Registration Amount (as defined in the Registration Rights Agreement). If the registration statement is not declared effective within 90 days of the Closing Date, the Company will incur penalties of 1% of the aggregate purchase price of the Securities per month for each month, or partial month, that the SEC fails to declare the registration statement effective. Such penalties shall be payable in cash or in common stock of the Company and shall lapse upon the six-month anniversary of the Closing Date so long as the Investor’s common stock are eligible for sale, without restriction, under Rule 144.

Events of Default

An “Event of Default” shall be deemed to have occurred under the Purchase Agreement when any of the following events occurs:

•	while any registration statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of such registration statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Investor for the sale of all of the securities required to be registered by the Registration Rights Agreement, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period, which is not in connection with a post-effective amendment to any such registration statement or the filing of a new registration statement; provided, however, that in connection with any post-effective amendment to such registration statement or filing of a new registration statement that is required to be declared effective by the SEC, such lapse or unavailability may continue for a period of no more than 60 consecutive business days, which such period shall be extended for up to an additional 30 business days if the Company receives a comment letter from the SEC in connection therewith;

•	the suspension of the common stock of the Company from trading for a period of 3 consecutive trading days;

18

•	the delisting of the common stock of the Company from the Nasdaq Capital Market, and such stock is not promptly thereafter trading on the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the OTC Bulletin Board or either of the OTCQB marketplace or the OTCQX marketplace of the OTC Markets Group;

•	the Company’s breach of any representation or warranty (as of the dates made), covenant or other term or condition under the Purchase Agreement or the Registration Rights Agreement if such breach could reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement) and except only if such breach continues uncured for a period of at least 20 business days;

•	if the Company pursuant to or within the meaning of any bankruptcy law; (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its and its subsidiaries’ property, or (D) makes a general assignment for the benefit of its creditors;

•	unless dismissed within 90 days from each of the following events, a court of competent jurisdiction enters an order or decree under any bankruptcy law that (A) is for relief against the Company in an involuntary case, (B) appoints a custodian of the Company or for all or substantially all of its and its subsidiaries’ property, or (C) orders the liquidation of the Company; or

•	the Company ceases for more than 3 consecutive business days to be eligible, through its transfer agent, to issue and transfer shares of Common Stock electronically to third parties via the DTC FAST Program of the DWAC system of the Depository Trust Company.

Restrictive Legends

The Securities issued under the Purchase Agreement will bear a restrictive legend until such time as the selling shareholder resells the Securities pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act.

USE OF PROCEEDS

The selling stockholder will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares by the selling stockholder. We will, however, receive the exercise price of the Purchase Warrants (with the exercise price of $11.12 per share) and the Pre-Funded Warrants (with the exercise price of $0.01 per share) held by the selling stockholder if and when exercised by the selling stockholder exercised in cash, which, if exercised in cash at the current applicable exercise price with respect to all of the Warrants, would result in gross proceeds to the Company of $4,503,236.19.

SELLING Stockholder

The shares of common stock being offered by the selling stockholder are the Purchase Shares (as defined in the Unit Purchase Agreement) and those issuable to the selling stockholder upon exercise or exchange of the warrants. For additional information regarding the issuance of the common stock and the warrants, see “Private Placement of Common Stock and Warrants” above. We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the ownership of the Purchase Shares and the warrants issued pursuant to the Unit Purchase Agreement, the selling stockholder has not had any material relationship with us within the past three years.

The table below lists the selling stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its respective ownership of the shares of common stock and warrants, as of June 1, 2018, assuming exercise or exchange of the warrants held by such selling stockholder on that date but taking account of any limitations on conversion and exercise or exchange set forth therein.

19

The third column lists the shares of common stock being offered by this prospectus by the selling stockholder and does not take into account any limitations on exercise or exchange of the warrants set forth therein.

In accordance with the terms of a registration rights agreement with the holders of the warrants issued pursuant to the Unit Purchase Agreement, this prospectus generally covers the resale of the 100% of the Purchase Shares and the initial number of shares issued and issuable pursuant to the warrants (or the number of shares so issued and issuable as of the filing of the registration statement to which this prospectus relates, if more). This prospectus also or otherwise covers such other shares of common stock issued or issuable pursuant to the warrants as more fully set forth in this prospectus. Because the exercise price of the warrants may be adjusted for recapitalizations, stock splits, reverse stock splits and the like as set forth in the warrants, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Under the terms of the warrants, the selling stockholder may not exercise or exchange the warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 9.99%. The number of shares in the second column reflects these limitations. The selling stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering

Esousa Holdings LLC(1)	-	1,079,136	-

(1) Rachel Glicksman has voting and investment control over the shares held by the selling stockholder.

Plan of Distribution

We are registering the Purchase Shares and the shares of common stock issuable to the selling stockholder upon exercise or exchange of the warrants to permit the resale of these shares of common stock by the holders of the common stock and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

20

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	broker-dealers may agree with a selling securityholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholder may pledge or grant a security interest in some or all of warrants or shares of common stock owned by it and, if the selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

21

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $42,230.88 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following information describes our common stock, as well as provisions of our certificate of incorporation and bylaws. This description is only a summary. You should also refer to our certificate of incorporation and bylaws, both as filed with the Commission as exhibits to our registration statement, of which this prospectus forms a part.

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.0001 per share. As of June 1, 2018, approximately 3,862,352 shares of common stock were outstanding. All outstanding shares of our common stock are fully paid and non-assessable.

Each holder of our common stock is entitled to a pro rata share of cash distributions made to our stockholders, including dividend payments. The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors from funds legally available therefore. Cash dividends will be paid at the sole discretion of our board of directors.

The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by our stockholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares of our common stock voting for the election of our directors can elect all of our directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Summary of Certain Provisions of Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws, as applicable, among other things, (1) provide our board with the ability to alter the bylaws without stockholder approval, and (2) provide that vacancies on our board of directors may be filled by a majority of directors in office. These provisions, while designed to reduce vulnerability to an unsolicited acquisition proposal, and to discourage certain tactics used in proxy fights, may negatively impact a third-party’s decision to acquire us even if it would be beneficial to our stockholders.

22

Anti-Takeover Effects of Delaware Law and Certificate of Incorporation and Bylaws

We are subject to the Delaware anti-takeover laws regulating corporate takeovers, including Section 203 of the Delaware General Corporation Law (“DGCL”). These anti-takeover laws prevent Delaware corporations from engaging in a merger or sale of more than 10% of its assets with any stockholder, including all affiliates and associates of the stockholder, who owns 15% or more of the corporation’s outstanding voting stock, for three years following the date that the stockholder acquired 15% or more of the corporation’s assets unless:

•	the board of directors approved the transaction in which the stockholder acquired 15% or more of the corporation’s assets;

•	after the transaction in which the stockholder acquired 15% or more of the corporation’s assets, the stockholder owned at least 85% of the corporation’s outstanding voting stock, excluding shares owned by directors, officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•	on or after this date, the merger or sale is approved by the board of directors and the holders of at least two-thirds (2/3) of the outstanding voting stock that is not owned by the stockholder.

A Delaware corporation may opt out of the Delaware anti-takeover laws if its certificate of incorporation or bylaws so provides. We have not opted out of the provisions of the anti-takeover laws. As such, these laws could prohibit or delay mergers or other takeover or change of control of us and may discourage attempts by other companies to acquire us even if it would be beneficial to stockholders.

Transfer Agent and Registrar

We have appointed Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004 as our transfer agent and registrar.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “NETE”.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus will be passed upon for us by Snell & Wilmer L.L.P., Los Angeles, California.

EXPERTS

Daszkal Bolton LLP, independent registered public accounting firm, has audited our financial statements as of, and for the years ended, December 31, 2016 and 2015, included in our Annual Reports on Form 10-K/A for the years ended December 31, 2016 and December 31, 2015, as set forth in their reports, which are incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Daszkal Bolton LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Commission filings are also available to the public on the internet at a website maintained by the Commission located at http://www.sec.gov.

23

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below and any future filings (including the filings after the date of the first registration statement which this prospectus is a part of and prior to effectiveness of such registration statement) that we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items), until all the securities offered under this prospectus are sold or the offering is otherwise terminated.

The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Commission on April 2, 2018;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, as filed with the Commission on May 14, 2018;

•	Our Current Reports on Form 8-K filed with the Commission on January 2, 2018, March 6, 2018, March 8, 2017, March 26, 2018, April 2, 2018 (only with respect to Item 9.01) and May 14, 2018 only with respect to Item 9.01);

•	Our Proxy Statement on Schedule 14A, as filed with the Commission on August 10, 2017; and

•	The descriptions of our Common Stock contained in our Registration Statement on Form 8-A, filed with the Commission on September 28, 2010 and amended on October 2, 2012, and any other amendment or report filed for the purposes of updating such descriptions.

Documents incorporated by reference are available from the Commission as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

Net Element, Inc.

3363 NE 163rd St., Suite 705

North Miami Beach, Florida 33160

(305) 507-8808

 Attention: Chief Financial Officer

24

NET ELEMENT, INC.

1,079,136 Shares

Common Stock

June 1, 2018

25

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.         Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be borne by the Registrant in connection with the issuance and distribution of the securities registered hereby. Other than the Commission registration fee, all of the amounts below are estimates.

Commission registration fee	$925.69
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$30,000.00
Financial printing and miscellaneous expenses	$5,000.00
Transfer Agent fees	$1,500.00

Total	$42,425.69

Item 15.         Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Under Section 145 of the DGCL, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to the DGCL, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the DGCL. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of our board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

In addition, our directors and officers are covered under directors’ and officers’ liability insurance policies maintained by us, subject to the limits of the policies, insuring such persons against various liabilities.

II-1

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 12, 2012, by and between Cazador Acquisition Corporation Ltd. and Net Element, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 12, 2012)

2.2	Contribution Agreement, dated April 16, 2013, among Net Element International, Inc., Unified Payments, LLC, TOT Group, Inc., Oleg Firer, and Georgia Notes 18 LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 17, 2013.

2.3	Term Sheet, dated May 20, 2013, among TOT Group, Inc., Net Element International, Inc. and Aptito.com, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 22, 2013)

2.4	Asset Purchase Agreement, dated June 18, 2013, between Aptito, LLC and Aptito.com, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 24, 2013)

2.5	Contribution Agreement, dated September 25, 2013, among T1T Lab, LLC, Net Element International, Inc. and T1T Group, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 25, 2013)

2.6	Assignment of Membership Interest, dated February 11, 2014, among T1T Group, LLC, Net Element, Inc., and T1T LAB, LLC (incorporated by reference to Exhibit 2.7 to the Company’s Annual Report on Form 10-K filed with the Commission on April 15, 2014)

2.7	Binding Offer Letter, dated March 16, 2015, among TOT Group Europe Ltd., Maglenta Enterprises Inc. and Champfremont Holding Ltd. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed with the Commission on March 20, 2015)

4.1	Specimen Common Stock Certificate of Net Element International, Inc. (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-4 filed by the Company with the Commission on August 31, 2012)

4.2	Warrant Certificate of Cazador Acquisition Corporation Ltd. (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-1 filed by the Company with the Commission on September 3, 2010)

4.3	Registration Rights Agreement by and between Cazador Acquisition Corporation Ltd., Cazador Sub Holdings Ltd. and Others (incorporated by reference to Exhibit 10.5 to the Registration Statement, as amended, on Form F-1/A filed by the Company with the Commission on October 6, 2010)

4.4	Warrant Agreement by and between Cazador Acquisition Corporation Ltd. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 to the Registration Statement, as amended, on Form F-1/A filed by the Company with the Commission on October 6, 2010)

II-2

4.5	Secured Convertible Senior Promissory Note dated April 21, 2014 between the Company and Cayman Invest, S.A. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 22, 2014)

4.6	Form of Amended and Restated Restricted Options to Purchase Shares of Restricted Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 7, 2015)

4.7	Form of Option to Kenges Rakishev to Purchase Shares of Restricted Common Stock (incorporated by reference to Exhibit 4.1 to Net Element’s Current Report on Form 8-K filed with the Commission on January 22, 2016)

4.8	Registration Rights Agreement, dated as of July 6, 2016, between the Company and Esousa Holdings LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 12, 2016)

4.9	Registration Rights Agreement, dated as of July 5, 2017, between the Company and Cobblestone Capital Partners LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 7, 2017)

4.10	Registration Rights Agreement, dated as of December 29, 2017, between the Company and Esousa Holdings LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 2, 2018)

4.11	Form of Warrant to Purchase Common Stock issued to Esousa Holdings LLC (incorporated by reference to Exhibit A-1 to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 2, 2018)

4.12	Form of Pre-Funded Warrant to Purchase Common Stock issued to Esousa Holdings LLC (incorporated by reference to Exhibit A-2 to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 2, 2018)

5.1*	Opinion of Snell & Wilmer L.L.P.

10.1	Unit Purchase Agreement, dated as of December 29, 2017, between the Company and Esousa Holdings, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 2, 2018)

23.1*	Consent of Independent Registered Public Accounting Firm (Daszkal Bolton LLP)

23.2*	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page) (previously filed)

* Filed herewith.

II-3

Item 17.         Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)         That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida on June 1, 2018.

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer

POWER OF ATTORNEY

The officers and directors of Net Element, Inc. whose signatures appear below, hereby constitute and appoint Jonathan New and Oleg Firer, and each of them severally, their true and lawful attorney-in-fact and agent, with full power of substitution, with power to act alone, to sign and execute on behalf of the undersigned any and all amendments to this Registration Statement on Form S-3, including post-effective amendments and any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Oleg Firer	Chief Executive Officer and Director	June 1, 2018
Oleg Firer	(Principal Executive Officer)

/s/ Jonathan New	Chief Financial Officer	June 1, 2018
Jonathan New	(Principal Financial Officer; Principal
Accounting Officer)

*	Director	June 1, 2018
Kenges Rakishev

*	Director	June 1, 2018
Howard Ash

*	Director	June 1, 2018
James Caan

*	Director	June 1, 2018
Drew Freeman

*	Director	June 1, 2018
Jon Najarian

*	Director	June 1, 2018
Jonathan Fichman

/s/ Jonathan New
Jonathan New, as attorney-in-fact June 1, 2018